Exhibit 99.1
IP Strategy Publishes Monthly Validator & Ecosystem Update
Monthly release covers the period from December 1-31, 2025

Gig Harbor, WA – January 08, 2026 – IP Strategy (Nasdaq: IPST) (the “Company”), the first company to adopt a treasury reserve policy centered on the $IP token, releases its monthly publication detailing its validator business performance and broader ecosystem developments for tokenized intellectual property and AI-native data networks. The report is part of IP Strategy’s ongoing monthly publication cycle designed to give the investment community greater transparency into operations, yield generation, and Story Network ecosystem growth.

Validator Performance Overview

In December 2025, the Company announced the successful transition of its validator operations to a custodied, long-term staking configuration, marking a key upgrade to its validator infrastructure. As previously disclosed, this transition is expected to materially increase blended staking yields over time compared to prior flexible staking arrangements, while maintaining institutional-grade custody, security, and operational resilience. The December validator results reflect the initial period following this transition, with actual yield impacts expected to become more visible in subsequent reporting periods.

Since launching on September 18, 2025, IP Strategy’s validator has continued to perform at near-perfect uptime, contributing to Story network security and transaction validation. Validator performance metrics for the period December 1 – 31, 2025 are as follows:[1]

Metric	Dec 1–31 2025	To Date (Since Sep 18)	Notes
$IP tokens earned from Staking	247,662.50	913,569.39	Validator rewards accumulated through self-staking
Validator uptime	99.98%	99.8% (avg)	Industry-leading reliability
Fees ($IP) earned by our Validator	14,160.76	50,131.92	Fees earned from tokens staked by the company and external delegators

As of December 31, 2025, IP Strategy has staked 39.9 million unlocked $IP tokens, generating a cumulative (since September 18, 2025) 913,569.39 $IP tokens in validator rewards worth approximately $4.68 million in revenue based on their recognized cost basis.[2]

IP Strategy also earns commission income from third-party delegations to its validator, offering external $IP token holders a secure, institutional-grade staking environment. Additional $IP tokens are expected to be staked in upcoming cycles as part of an ongoing expansion of validator operations.

Business Model Snapshot

IP Strategy’s validator business forms a core revenue driver for the Company:
1 https://staking.story.foundation/
2 https://story.explorers.guru/validator/storyvaloper10pcegu86vpm0hlejj7zgd9nj6qrrt3yzjc04pc

1Generates on-chain yield by validating transactions and securing the Story Network.

2Earns rewards in $IP tokens based on stake weight and network uptime.

3Receives commission income from third-party $IP token holders who delegate to the Company’s validator.

This dual revenue model, combining treasury yield and staking commissions, creates a sustainable and scalable income stream directly tied to the growth of the Story ecosystem.

IP Strategy’s validator business is expected to be highly margin accretive to the Company: staking its current 39.9 million unlocked $IP tokens, at an estimated blended yield of approximately 5.64%, has the potential to generate an estimated 2.25 million $IP tokens annually if the estimated blended yield remains at a consistent level. This would equate to approximately $3.78 million in illustrative potential annualized revenues assuming a token price of $1.68 (based on the closing price of $IP as of December 31, 2025, as reported by CoinMarketCap)[3], accompanied by an estimated fixed cost basis of $400,000–$500,000. With corresponding gross margins estimated to be above 90%, the self-staking validator business provides a scalable, recurring revenue stream that is expected to strengthen IP Strategy’s balance sheet and position it to capture additional growth as staking participation expands.[4]

Story Ecosystem Highlights

Story closed 2025 with significant ecosystem progress across infrastructure, data, and real-world IP adoption. Recent updates include Story’s year-end ecosystem recap highlighting network milestones, protocol upgrades, and growing participation from creators, developers, and data providers across multiple verticals.

These developments provide important context for IP Strategy’s treasury- and validator-focused approach, as continued ecosystem maturation directly supports long-term network activity, staking participation, and demand for the $IP token.

Story Year-End Ecosystem Recap (Video): https://x.com/StoryProtocol/status/2003143612687904833

Poseidon - AI-Native Data Infrastructure
Poseidon emerged in 2025 as one of the most significant data-driven applications in the Story ecosystem, demonstrating how programmable IP can support large-scale, rights-cleared data sourcing for AI training. Its progress underscores Story’s positioning at the intersection of data provenance, licensing, and next-generation AI infrastructure.

Aria - Real-World IP Tokenization at Scale
Aria delivered one of the strongest real-world IP milestones of the year with the successful launch of on-chain, royalty-bearing music assets on Story. The protocol’s traction highlights growing demand for compliant, yield-generating IP assets and reinforces Story’s role as a settlement layer for real-world intellectual property.
3 Source: CoinMarketCap “Story (IP) Price — Live Price & Market Cap” snapshot coinmarketcap.com
4 https://story.explorers.guru/validator/storyvaloper1pnkpjrnfp707elg8dmmrncs0j6tf53n8e0s0k6

The Story ecosystem continues to demonstrate accelerating adoption across AI-native data networks, real-world IP, and creator-driven applications. As an AI-first Layer 1 powering programmable intellectual property, Story is positioned at the center of two converging markets: the exponential demand for rights-cleared data and the growing shift of cultural and media assets onto blockchain rails. Each month’s developments further expand the addressable market for the $IP token and reinforce the strategic relevance of IP Strategy (Nasdaq: IPST) as the only publicly listed vehicle providing regulated access to this ecosystem.

Looking Ahead

IP Strategy plans to continue releasing validator and ecosystem updates on a monthly basis, maintaining transparency for stockholders and disclosing the ongoing performance metrics for its validator operations. As the Story ecosystem grows, the Company expects increased staking participation and transaction volume to further strengthen its revenue base and long-term value proposition.

About IP Strategy

IP Strategy (Nasdaq: IPST) is the first Nasdaq-listed company to hold $IP tokens as a primary reserve asset and operate a validator for the Story Protocol. The Company provides public market investors broad exposure to the $80 trillion programmable intellectual property economy in a regulated equity format. IP Strategy’s treasury reserve of $IP tokens provides direct participation in the Story ecosystem, which enables on-chain registration, licensing, and monetization of intellectual property.

Heritage Distilling Holding Company, Inc. is the registered corporate name of IP Strategy.

About Story

Story is the AI-native blockchain network powering the $IP token and making intellectual property programmable, traceable, and monetizable in real time. Backed by $136 million from a16z crypto, Polychain Capital, and Samsung Ventures, Story launched its mainnet in February 2025 and has rapidly become a leading infrastructure for tokenized intellectual property. Story allows creators and enterprises to turn media, data, and AI-generated content into legally enforceable digital assets with embedded rights, enabling automated licensing and new markets for intellectual property across AI and entertainment.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, the Company’s expectation that it will stake additional $IP tokens, the potential for the Company’s validator business to be a source of recurring revenue, the expected impact of the transition of the Company’s validator operations to a custodied, long-term staking configuration, the expected profitability and gross margins for the Company’s validator business, the expected yield for the Company’s staked $IP tokens, the illustrative potential annualized revenues and estimated fixed cost basis for the Company's validator business, the Company’s growth prospects, future arrangements with third parties that may stake their $IP tokens on IP Strategy’s validator and any commissions to be earned thereon, the future expansion of the Company’s validator and staking activities, the Company’s plans to provide monthly validator and ecosystem updates, the Company’s expectations regarding staking participation and transaction volume, the growing demand for, and adoption by the market of, third party apps or programs built on the Story blockchain, the adoption, usage or growth rate of third party apps or programs on the Story blockchain, and the sustainability and scalability of the Company’s dual revenue model.

Any forward-looking statements in this press release are based on IP Strategy’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s digital asset treasury strategy and validator operations, the value of $IP tokens and $IP token price volatility, the legal, commercial, regulatory and technical uncertainty regarding digital assets generally, the treatment of crypto assets for U.S. and foreign tax purposes, expectations with respect to future performance, growth and anticipated acquisitions, any correlation between the Company’s stock price and the price of $IP tokens, the Company’s yield and capital management strategies and $IP’s potential. These and other risks concerning IP Strategy’s programs and operations are described in additional detail in its registration statement on Form S-1 initially filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2025, as amended by Amendment No. 1 filed on October 16, 2025, Amendment No. 2 filed on December 12, 2026 and Amendment No. 3 filed on December 19, 2025, its latest annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and any other subsequent filings with the SEC. IP Strategy explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

In addition, the estimated amount of $IP tokens to be generated annually through validator and staking activities, the estimated yield, the illustrative potential annualized revenues and the estimated fixed costs basis and estimated gross margins presented herein are provided solely for illustrative purposes and not a guarantee or forecast of future results. These estimates are dependent on a number of factors, any or all of which would change any actual results or gross revenues that may be realized, including but not limited to $IP token price volatility, staking participation, validator up-time, the number of other validators or staked $IP tokens the Company competes with in the network, the overall demand for validating services of the $IP token, the overall demand and operational dynamics of the Story $IP token blockchain, other network and market dynamics and any changes to the accounting analysis or accounting treatment for $IP tokens and $IP token rewards.

Investor Contact
(800) 595-3550
ir@ipstrategy.co